Exhibit 5.1
[KELLY SERVICES, INC. LETTERHEAD]
May 13, 2010
Kelly Services, Inc.
999 West Big Beaver Road
Troy, Michigan 48084
Re:	Form S-8 Registration Statement Kelly Services, Inc. Equity Incentive Plan
Ladies and Gentlemen:
     I am the General Counsel of Kelly Services, Inc., a Delaware corporation (the “Company”). I am issuing this opinion in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”) relating to the offering from time to time of up to 2,000,000 additional shares of the Company’s Class A Common Stock, par value $1.00 per share (the “Shares”), pursuant to the Kelly Services, Inc. Equity Incentive Plan (the “Plan”).
     In my capacity as counsel to the Company, I have examined a copy of the Plan and such corporate proceedings, documents, records and matters of law as I have deemed necessary to enable me to render this opinion.
     For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representatives of the Company.
     My opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the Delaware General Corporation Law.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion, the Shares have been duly authorized and reserved for issuance under the Plan by all necessary corporate action on the part of the Company and, when (i) the Registration Statement becomes effective under the act, (ii) the Shares have been duly executed and delivered on behalf of the Company countersigned by the Company and transfer agent/registrar, and (iii) the Shares are issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor, the Shares will be validly issued, fully paid and nonassessable.
     I hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

     I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Daniel T. Lis
Daniel T. Lis
General Counsel